Exhibit 99.1

AMAZON.COM ANNOUNCES SECOND QUARTER SALES UP 39% TO $52.9 BILLION
SEATTLE—(BUSINESS WIRE) July 26, 2018—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its second quarter ended June 30, 2018.
Operating cash flow increased 22% to $21.8 billion for the trailing twelve months, compared with $17.8 billion for the trailing twelve months ended June 30, 2017. Free cash flow increased to $10.4 billion for the trailing twelve months, compared with $9.6 billion for the trailing twelve months ended June 30, 2017. Free cash flow less lease principal repayments decreased to $4.1 billion for the trailing twelve months, compared with $5.4 billion for the trailing twelve months ended June 30, 2017. Free cash flow less finance lease principal repayments and assets acquired under capital leases decreased to $546 million for the trailing twelve months, compared with $1.4 billion for the trailing twelve months ended June 30, 2017.
Common shares outstanding plus shares underlying stock-based awards totaled 506 million on June 30, 2018, compared with 502 million one year ago.
Net sales increased 39% to $52.9 billion in the second quarter, compared with $38.0 billion in second quarter 2017. Excluding the $760 million favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 37% compared with second quarter 2017.
Operating income increased to $3.0 billion in the second quarter, compared with operating income of $628 million in second quarter 2017.
Net income increased to $2.5 billion in the second quarter, or $5.07 per diluted share, compared with net income of $197 million, or $0.40 per diluted share, in second quarter 2017.
“We want customers to be able to use Alexa wherever they are,” said Jeff Bezos, Amazon founder and CEO. “There are now tens of thousands of developers across more than 150 countries building new devices using the Alexa Voice Service, and the number of Alexa-enabled devices has more than tripled in the past year. Our partners are creating a wide variety of new Alexa-enabled devices and experiences, including soundbars from Polk and Sonos; headphones from Jabra; smart home devices from ecobee and First Alert; Windows 10 PCs from Acer, HP, and Lenovo; and cars from automakers including BMW, Ford, and Toyota.”
Highlights

•
Amazon and Best Buy released the first of the next generation Fire TV Edition smart TVs to customers in the U.S. The new Toshiba 4K TVs are now available for purchase in Best Buy stores and online at bestbuy.com and amazon.com, with additional models coming later this year to customers in the U.S. and Canada.

•
Amazon announced the Fire TV Cube, a 4K Ultra HD streaming media player with Alexa that allows customers to control the TV with their voice. Fire TV Cube uses multi-directional infrared technology, cloud-based protocols, and HDMI CEC to control compatible TVs, sound bars, cable and satellite boxes, and AV receivers.

•
Amazon introduced the Fire HD 10 Kids Edition, which comes bundled with a Fire HD 10 tablet, a year of Amazon FreeTime Unlimited, a kid-proof case, and a two-year worry-free guarantee. Additionally, Amazon FreeTime Unlimited is now available on iOS devices, offering kids access to over 10,000 age-appropriate books, movies, and TV shows.

•
Amazon announced Show Mode and the Show Mode Charging Dock for Fire HD 8 and Fire HD 10 tablets. Show Mode offers a hands-free Alexa experience with full screen visual responses. The Show Mode Charging Dock automatically switches Fire HD tablets into Show Mode and holds the device at an adjustable angle while charging.

•
Amazon launched Echo and Alexa in France, offering an all-new Alexa experience built from the ground up for French customers. Additionally, Echo Spot launched in India and Japan, allowing customers to experience Alexa with a screen. Amazon also announced that Echo and Alexa are coming to Italy, Mexico, and Spain later this year.

•
Amazon added new Alexa capabilities, including calendaring features, such as the ability to move meetings via voice; new information on current events like the Royal Wedding, World Cup, and NBA Playoffs; Remember This, a new feature which enables Alexa to remember important information such as birthdays, anniversaries, and more; new ways to navigate and control video content with Alexa, including integrations with TiVo, Dish, Netflix, and DirecTV, and new ways for the blind and visually impaired community to interact with Alexa with the launch of Tap to Alexa and global expansion of Alexa Captioning.

•
The Alexa Skills store now offers more than 45,000 skills created by third-party developers, including entertainment and gaming skills like Jurassic World Revealed, Westworld: The Maze, Skyrim Very Special Edition, When in Rome, and Hotel Transylvania Stories. Additionally, customers can now use Alexa to control more than 13,000 smart home devices from over 2,500 unique brands.

•
Amazon announced Alexa for Hospitality, which brings the convenience of Alexa to hotels, vacation rentals, and other hospitality locations. Offered by invitation, Alexa for Hospitality lets hoteliers create new voice-first experiences so guests can ask Alexa for hotel information, play music in their room, request guest services, and more.

•
Alexa is available on even more products via the Alexa Voice Service, including soundbars from Polk and Sonos; headphones from Jabra; smart home devices from ecobee and First Alert; Windows 10 PCs from Acer, HP, and Lenovo; and select vehicles from BMW, Ford, and Toyota.

•
Amazon introduced new machine learning tools for developers to make Alexa skills even more engaging and discoverable, including a feature that allows U.S. customers to launch skills using more natural phrases and requests; the ability for developers to turn text into lifelike speech using Amazon Polly, for free; and the release of the software development kit for Python that allows developers to more easily build Alexa skills. Amazon also expanded the ability for developers to earn money or sell goods and services through their Alexa skills using in-skill purchasing or Amazon Pay.

•
The Alexa Fund invested in new companies, including Aaptiv, DefinedCrowd, Novel Effect, Tact.ai, and Sensible Object, and kicked off the second round of the Alexa Accelerator powered by Techstars, a program empowering entrepreneurs who are innovating voice technology.

•
Amazon announced an offering that helps entrepreneurs build their own companies by delivering Amazon packages. Business owners can grow their companies by accessing Amazon’s delivery technology and package volume, as well as receiving discounts on a suite of assets and services such as vehicle leases and comprehensive insurance. Additionally, Amazon committed $1 million to fund startup costs for eligible military veterans to start their own delivery businesses.

•	Amazon and Ring announced Ring Alarm, a do-it-yourself home security system that offers professional monitoring for just $10 per month.

•	Amazon Prime Video received 22 Emmy nominations for its original programming, including 14 nominations for comedy series The Marvelous Mrs. Maisel.

•
Prime Video and the National Football League renewed their streaming partnership for Thursday Night Football, which will be available globally during the 2018 and 2019 seasons to over 100 million Prime members. Additionally, Prime Video and the Premier League announced that live and exclusive Premier League football matches will be available in the U.K. beginning in 2019 at no extra cost to Prime members.

•
Prime Video debuted the second season of Original Series Goliath, starring Billy Bob Thornton in his Golden Globe-winning role. Prime Video continues to launch local Original Series around the world, including Comicstaan in India, an unscripted series that looks to discover India’s next big comedic sensation; Diablo Guardián in Mexico, based on an award-winning novel of the same name; and season two of The Bachelor Japan.

•	Prime Video Channels is now available to Prime members in Japan with more than 30 channels including J Sports, BBC World News, and Nikkei CNBC Plus.

•
The fourth annual Prime Day was Amazon’s biggest global shopping event ever, welcoming more new Prime members on July 16th than any other previous day in Amazon history. Members purchased more than 100 million products, and the best-selling items worldwide were the Fire TV Stick with Alexa Voice Remote and Echo Dot. Small and medium-sized businesses selling on Amazon exceeded $1.5 billion in sales during the Prime Day event. Additionally, Prime members saved millions of dollars at Whole Foods Market with Prime Day deals.

•	Amazon launched Prime member savings at Whole Foods Market stores nationwide, offering Prime members 10% off hundreds of sale items and deep discounts on popular products.

•	Amazon continues to expand grocery delivery from Whole Foods Market to more than 20 cities in the U.S., offering customers ultrafast delivery on natural and organic products through Prime Now.

•
Amazon Fashion launched Prime Wardrobe in the U.S., allowing Prime members to try clothing, shoes, and accessories before they buy. Customers can choose from eligible styles, have up to seven days to try them on at home, and are charged only for those items they decide to keep.

•
Amazon Business expanded to Italy and Spain, and now serves businesses of all sizes in eight countries across the globe, including the U.S., the U.K., Germany, Japan, India, and France. Amazon Business now ships to business customers in over 70 countries worldwide.

•
Amazon continues to expand Prime member benefits internationally, launching Prime free same-day delivery in select cities in Italy and Spain; Prime Music and Prime Reading in Italy, Spain, and France; and Prime Student in Japan.

•	Amazon launched Prime in Australia, offering members unlimited free delivery on millions of local and international items, Prime Video, Prime Reading, Twitch Prime, and access to exclusive deals.

•
Amazon was proud to be the presenting sponsor of the 2018 Special Olympics USA Games Closing Ceremony in Seattle. Hundreds of Amazonians volunteered throughout the week at the various sporting events and at the Closing Ceremony. The 2018 USA Games welcomed more than 4,000 athletes and coaches, including Amazon’s own San Antonio fulfillment center associate Leonard Flowers, who won two silver medals in tennis.

•
Amazon Web Services (AWS) announced several new enterprise customers during the quarter: Ryanair and Epic Games have gone all-in on AWS; zulily is moving its infrastructure to AWS to further enhance the online shopping experience for customers; 21st Century Fox chose AWS for the vast majority of its workloads to create a consistent set of digital media capabilities across its brands; Verizon and its subsidiary Oath selected AWS as its preferred public cloud provider; Major League Baseball named AWS its official provider for machine learning, artificial intelligence, and deep learning; and Formula One is moving the vast majority of its infrastructure from on-premises data centers to AWS and standardizing on AWS’s machine learning and data analytics services to accelerate its cloud transformation.

•
AWS announced the general availability of Amazon Elastic Container Service for Kubernetes (Amazon EKS), a fully managed service that makes it easy to deploy, manage, and scale containerized applications using Kubernetes on AWS. Amazon EKS removes the complexity of operating Kubernetes clusters with high availability, automatically running the Kubernetes management infrastructure across multiple availability zones to eliminate a single point of failure. Amazon EKS is certified Kubernetes conformant, so customers can run their existing Kubernetes applications without any code changes using existing Kubernetes tooling.

•
AWS announced the general availability of DeepLens, the world’s first deep learning-enabled wireless video camera built to give developers hands-on experience with machine learning. In addition to built-in sample projects that run on the device, AWS DeepLens customers can also create their own models in Amazon SageMaker — a fully-managed service that enables developers to quickly and easily build, train, and deploy machine learning models. Thousands of DeepLens devices have shipped since becoming generally available in June.

•
AWS announced the general availability of Amazon Neptune, a fast, reliable, and fully-managed graph database service. With Amazon Neptune, customers can efficiently store and navigate highly-connected data, allowing developers to create sophisticated, interactive graph applications that can query billions of relationships with millisecond latency.

•
AWS announced pay-per-session pricing for Amazon QuickSight, the first business intelligence service with pay-per-session pricing. Amazon QuickSight is a fast, cloud-powered, business analytics service that makes it easy for all users within an organization to build visualizations, perform ad-hoc analysis, and quickly get business insights from their data, regardless of their technical skill. With pay-per-session pricing, any user can have read-only access to interactive, data driven dashboards in Amazon QuickSight and pay only when they’ve accessed these dashboards, making Amazon QuickSight an even more cost-effective way for customers to make personalized business analytics available to everyone, whether they have tens, hundreds, or thousands of users.

•
AWS announced a new Amazon Elastic Compute Cloud (Amazon EC2) instance for AWS Snowball Edge devices (SBE1). AWS Snowball Edge is a 100TB data transfer device with on-board storage and compute that can be used to move large amounts of data into and out of AWS, as a temporary storage tier for large local data sets, or to support independent local workloads in remote locations. Customers can now run compute instances using the same Amazon Machine Images (AMIs) that are used in Amazon EC2 directly on Snowball Edge devices, expanding the range of applications available for collecting and processing data in locations with limited or no network connection such as in certain mining, military, energy, and manufacturing use cases. SBE1 expands upon Snowball Edge’s existing on-board compute and storage capabilities — AWS Greengrass running AWS Lambda functions and Amazon Simple Storage Service (Amazon S3) — to give customers greater choice for operating their edge environments.

•
AWS announced the general availability of C5d Instances with Local NVMe Storage and I3 Bare Metal Instances, two new features which are part of the Amazon EC2 service within AWS’s compute portfolio. C5 Instances with Local NVMe Storage bring customers high-speed, ultra-low latency local storage to compute-intensive C5 instances. I3 Bare Metal Instances provide applications with direct access to the processor and memory resources of the underlying server, allowing EC2 customers to run applications that benefit from deep performance analysis tools, specialized workloads that require direct access to bare metal infrastructure, legacy workloads not supported in virtual environments, and licensing-restricted business critical applications.

•
AWS announced thousands of enterprise customers are running SAP workloads on AWS. Businesses of all sizes and across virtually every industry and geography are running their SAP landscapes on AWS to simplify infrastructure management, improve time-to-market, lower costs, and deliver innovation with AWS services integration. Compass Group, Illumina, AGC Asahi Glass Co., Petronas Lubricants, Sumitomo Chemical, Visy, Mitsui & Co., Cardinal Health, Bose, Louisiana Pacific, Citco, Thermo Fisher, Contact Energy, Mercury, Del Monte, L&T Infotech, Edelweiss

General Insurance, Oppo Electronics, Videocon, and BR Distribuidora are just a few of the customers running SAP solutions on AWS.

•	In its second year of availability, the number of databases migrated to AWS using the AWS Database Migration Service has grown to more than 80,000 databases.

•
AWS announced the general availability of Amazon Sumerian, a new managed service that allows developers to create and publish augmented reality (AR), virtual reality (VR), and 3D applications quickly and easily without requiring any specialized programming or 3D graphics expertise. With Amazon Sumerian, customers can build VR, AR, and 3D experiences for a wide variety of popular hardware systems including mobile devices, head-mounted displays, digital signs, and web browsers.

Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of July 26, 2018, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and customer spending, world events, the rate of growth of the Internet, online commerce, and cloud services, and the various factors detailed below.
Third Quarter 2018 Guidance

•
Net sales are expected to be between $54.0 billion and $57.5 billion, or to grow between 23% and 31% compared with third quarter 2017. This guidance anticipates an unfavorable impact of approximately 30 basis points from foreign exchange rates.

•	Operating income is expected to be between $1.4 billion and $2.4 billion, compared with $347 million in third quarter 2017.

•	This guidance assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded.

A conference call will be webcast live today at 2:30 p.m. PT/5:30 p.m. ET, and will be available for at least three months at amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Fire tablets, Fire TV, Amazon Echo, and Alexa are some of the products and services pioneered by Amazon. For more information, visit amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2017	2018	2017	2018	2017	2018

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	$16,301	$17,616	$19,934	$21,856	$12,977	$13,851
OPERATING ACTIVITIES:
Net income	197	2,534	921	4,163	1,922	6,275
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of property and equipment, including internal-use software and website development, and other amortization, including capitalized content costs	2,633	3,630	5,068	7,301	9,448	13,711
Stock-based compensation	1,158	1,468	1,952	2,651	3,615	4,914
Other operating expense, net	60	85	102	141	164	240
Other expense (income), net	(120)	110	(160)	(75)	(162)	(207)
Deferred income taxes	376	(139)	354	3	(8)	(380)
Changes in operating assets and liabilities:
Inventories	(682)	(1,090)	265	1,130	(1,874)	(2,717)
Accounts receivable, net and other	(1,221)	(1,364)	(257)	(336)	(2,925)	(4,859)
Accounts payable	2,088	2,703	(4,777)	(7,513)	5,046	4,364
Accrued expenses and other	(252)	(205)	(1,657)	(2,430)	1,039	(491)
Unearned revenue	(387)	(283)	419	623	1,537	943
Net cash provided by (used in) operating activities	3,850	7,449	2,230	5,658	17,802	21,793
INVESTING ACTIVITIES:
Purchases of property and equipment, including internal-use software and website development	(3,113)	(3,243)	(5,261)	(6,341)	(9,763)	(13,035)
Proceeds from property and equipment incentives	612	294	899	665	1,556	1,663
Acquisitions, net of cash acquired, and other	(633)	(866)	(678)	(879)	(765)	(14,173)
Sales and maturities of marketable securities	2,070	1,660	3,980	4,337	6,530	10,034
Purchases of marketable securities	(4,210)	(537)	(5,564)	(1,007)	(10,731)	(8,173)
Net cash provided by (used in) investing activities	(5,274)	(2,692)	(6,624)	(3,225)	(13,173)	(23,684)
FINANCING ACTIVITIES:
Proceeds from long-term debt and other	49	96	70	221	612	16,380
Repayments of long-term debt and other	(48)	(149)	(88)	(351)	(170)	(1,564)
Principal repayments of capital lease obligations	(1,228)	(1,284)	(2,060)	(3,297)	(4,003)	(6,037)
Principal repayments of finance lease obligations	(47)	(57)	(85)	(129)	(170)	(244)
Net cash provided by (used in) financing activities	(1,274)	(1,394)	(2,163)	(3,556)	(3,731)	8,535
Foreign currency effect on cash, cash equivalents, and restricted cash	248	(443)	474	(197)	(24)	41
Net increase (decrease) in cash, cash equivalents, and restricted cash	(2,450)	2,920	(6,083)	(1,320)	874	6,685
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$13,851	$20,536	$13,851	$20,536	$13,851	$20,536
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$146	$168	$150	$450	$295	$628
Cash paid for interest on capital and finance lease obligations	62	125	123	254	234	449
Cash paid for income taxes, net of refunds	447	300	693	813	879	1,077
Property and equipment acquired under capital leases	2,724	2,335	4,612	4,605	8,019	9,631
Property and equipment acquired under build-to-suit leases	748	795	1,948	1,536	2,575	3,128
______________________________
As a result of the adoption of new accounting guidance, we retrospectively adjusted our consolidated statements of cash flows to add restricted cash to cash and cash equivalents.

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018

Net product sales	$24,745	$31,864	$48,479	$63,468
Net service sales	13,210	21,022	25,190	40,460
Total net sales	37,955	52,886	73,669	103,928
Operating expenses:
Cost of sales	23,451	30,632	45,891	61,367
Fulfillment	5,158	7,932	9,855	15,724
Marketing	2,229	2,901	4,150	5,600
Technology and content	5,549	7,247	10,363	14,006
General and administrative	874	1,111	1,669	2,177
Other operating expense, net	66	80	109	143
Total operating expenses	37,327	49,903	72,037	99,017
Operating income	628	2,983	1,632	4,911
Interest income	44	94	83	173
Interest expense	(143)	(343)	(282)	(673)
Other income (expense), net	137	(129)	185	109
Total non-operating income (expense)	38	(378)	(14)	(391)
Income before income taxes	666	2,605	1,618	4,520
Provision for income taxes	(467)	(74)	(695)	(361)
Equity-method investment activity, net of tax	(2)	3	(2)	4
Net income	$197	$2,534	$921	$4,163
Basic earnings per share	$0.41	$5.21	$1.93	$8.58
Diluted earnings per share	$0.40	$5.07	$1.87	$8.34
Weighted-average shares used in computation of earnings per share:
Basic	479	486	478	485
Diluted	492	500	491	499

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018

Net income	$197	$2,534	$921	$4,163
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $(2), $(1), $(15), and $17	194	(466)	381	(411)
Net change in unrealized gains (losses) on available-for-sale debt securities:
Unrealized gains (losses), net of tax of $3, $0, $2, and $9	(6)	1	(8)	(40)
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $0, $0, $0, and $0	2	1	5	1
Net unrealized gains (losses) on available-for-sale debt securities	(4)	2	(3)	(39)
Total other comprehensive income (loss)	190	(464)	378	(450)
Comprehensive income	$387	$2,070	$1,299	$3,713

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018

North America
Net sales	$22,370	$32,169	$43,362	$62,894
Operating expenses	21,934	30,334	42,330	59,910
Operating income	$436	$1,835	$1,032	$2,984

International
Net sales	$11,485	$14,612	$22,546	$29,487
Operating expenses	12,209	15,106	23,752	30,603
Operating income (loss)	$(724)	$(494)	$(1,206)	$(1,116)

AWS
Net sales	$4,100	$6,105	$7,761	$11,547
Operating expenses	3,184	4,463	5,955	8,504
Operating income	$916	$1,642	$1,806	$3,043

Consolidated
Net sales	$37,955	$52,886	$73,669	$103,928
Operating expenses	37,327	49,903	72,037	99,017
Operating income	628	2,983	1,632	4,911
Total non-operating income (expense)	38	(378)	(14)	(391)
Provision for income taxes	(467)	(74)	(695)	(361)
Equity-method investment activity, net of tax	(2)	3	(2)	4
Net income	$197	$2,534	$921	$4,163

Segment Highlights:
Y/Y net sales growth:
North America	27%	44%	25%	45%
International	17	27	16	31
AWS	42	49	42	49
Consolidated	25	39	24	41
Net sales mix:
North America	59%	61%	59%	61%
International	30	28	31	28
AWS	11	11	10	11
Consolidated	100%	100%	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)

	December 31, 2017	June 30, 2018
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$20,522	$19,823
Marketable securities	10,464	7,227
Inventories	16,047	14,824
Accounts receivable, net and other	13,164	12,607
Total current assets	60,197	54,481
Property and equipment, net	48,866	54,768
Goodwill	13,350	13,944
Other assets	8,897	10,907
Total assets	$131,310	$134,100
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,616	$27,657
Accrued expenses and other	18,170	17,140
Unearned revenue	5,097	6,004
Total current liabilities	57,883	50,801
Long-term debt	24,743	24,638
Other long-term liabilities	20,975	23,666
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 507 and 511
Outstanding shares — 484 and 487	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	21,389	24,028
Accumulated other comprehensive loss	(484)	(934)
Retained earnings	8,636	13,733
Total stockholders’ equity	27,709	34,995
Total liabilities and stockholders’ equity	$131,310	$134,100

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM) (1)	$17,547	$17,802	$16,996	$18,365	$18,194	$21,793	22%
Operating cash flow -- TTM Y/Y growth	52%	36%	13%	7%	4%	22%	N/A
Purchases of property and equipment, including internal-use software and website development, net of proceeds from property and equipment incentives -- TTM	$7,417	$8,207	$9,027	$10,058	$10,924	$11,372	39%
Principal repayments of capital lease obligations -- TTM	$3,891	$4,003	$4,331	$4,799	$5,981	$6,037	51%
Principal repayments of finance lease obligations -- TTM	$155	$170	$175	$200	$235	$244	44%
Property and equipment acquired under capital leases -- TTM	$6,717	$8,019	$8,905	$9,637	$10,020	$9,631	20%
Free cash flow -- TTM (1) (2)	$10,130	$9,595	$7,969	$8,307	$7,270	$10,421	9%
Free cash flow less lease principal repayments -- TTM (1) (3)	$6,084	$5,422	$3,463	$3,308	$1,054	$4,140	(24)%
Free cash flow less finance lease principal repayments and assets acquired under capital leases -- TTM (1) (4)	$3,258	$1,406	$(1,111)	$(1,530)	$(2,985)	$546	(61)%
Invested capital (5)	$42,114	$45,537	$52,690	$60,368	$68,377	$76,600	68%
Common shares and stock-based awards outstanding	497	502	503	504	504	506	1%
Common shares outstanding	478	480	482	484	485	487	1%
Stock-based awards outstanding	20	22	21	20	19	19	(12)%
Stock-based awards outstanding -- % of common shares outstanding	4.1%	4.5%	4.4%	4.2%	3.9%	3.9%	N/A
Results of Operations
Worldwide (WW) net sales	$35,714	$37,955	$43,744	$60,453	$51,042	$52,886	39%
WW net sales -- Y/Y growth, excluding F/X	24%	26%	33%	36%	39%	37%	N/A
WW net sales -- TTM	$142,572	$150,123	$161,154	$177,866	$193,194	$208,125	39%
WW net sales -- TTM Y/Y growth, excluding F/X	26%	26%	27%	31%	34%	36%	N/A
Operating income	$1,005	$628	$347	$2,127	$1,927	$2,983	375%
F/X impact -- favorable (unfavorable)	$(31)	$(38)	$(39)	$(33)	$(29)	$42	N/A
Operating income -- Y/Y growth (decline), excluding F/X	(3)%	(48)%	(33)%	72%	95%	369%	N/A
Operating margin -- % of WW net sales	2.8%	1.7%	0.8%	3.5%	3.8%	5.6%	N/A
Operating income -- TTM	$4,120	$3,462	$3,234	$4,106	$5,028	$7,384	113%
Operating income -- TTM Y/Y growth (decline), excluding F/X	34%	(9)%	(17)%	1%	25%	115%	N/A
Operating margin -- TTM % of WW net sales	2.9%	2.3%	2.0%	2.3%	2.6%	3.5%	N/A
Net income	$724	$197	$256	$1,856	$1,629	$2,534	N/A
Net income per diluted share	$1.48	$0.40	$0.52	$3.75	$3.27	$5.07	N/A
Net income -- TTM	$2,583	$1,922	$1,926	$3,033	$3,938	$6,275	226%
Net income per diluted share -- TTM	$5.31	$3.94	$3.94	$6.15	$7.90	$12.63	221%
______________________________

(1)	As a result of the adoption of new accounting guidance, we retrospectively adjusted our consolidated statements of cash flows to add restricted cash to cash and cash equivalents.

(2)
Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, including internal-use software and website development, net of proceeds from property and equipment incentives,” which both are included in cash flow from investing activities.

(3)
Free cash flow less lease principal repayments is free cash flow reduced by “Principal repayments of capital lease obligations,” and “Principal repayments of finance lease obligations,” which are included in cash flow from financing activities.

(4)
Free cash flow less finance lease principal repayments and assets acquired under capital leases is free cash flow reduced by “Principal repayments of finance lease obligations,” which is included in cash flow from financing activities, and property and equipment acquired under capital leases. In this measure, property and equipment acquired under capital leases is reflected as if these assets had been purchased with cash, which is not the case as these assets have been leased.

(5)	Average Total Assets minus Current Liabilities (excluding current portion of Long-Term Debt and current portion of capital lease obligations and finance lease obligations) over five quarter ends.

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Y/Y % Change
Segments
North America Segment:
Net sales	$20,992	$22,370	$25,446	$37,302	$30,725	$32,169	44%
Net sales -- Y/Y growth, excluding F/X	23%	27%	35%	42%	46%	44%	N/A
Net sales -- TTM	$83,781	$88,476	$95,048	$106,110	$115,843	$125,642	42%
Operating Income:
Operating income	$596	$436	$112	$1,692	$1,149	$1,835	321%
F/X impact -- favorable (unfavorable)	$4	$11	$(12)	$(8)	$(10)	$1	N/A
Operating income -- Y/Y growth (decline), excluding F/X	1%	(40)%	(51)%	108%	95%	321%	N/A
Operating margin -- % of North America net sales	2.8%	1.9%	0.4%	4.5%	3.7%	5.7%	N/A
Operating income -- TTM	$2,369	$2,102	$1,960	$2,837	$3,390	$4,788	128%
Operating margin -- TTM % of North America net sales	2.8%	2.4%	2.1%	2.7%	2.9%	3.8%	N/A
International Segment:
Net sales	$11,061	$11,485	$13,714	$18,038	$14,875	$14,612	27%
Net sales -- Y/Y growth, excluding F/X	21%	22%	28%	22%	21%	21%	N/A
Net sales -- TTM	$45,477	$47,119	$50,224	$54,297	$58,111	$61,239	30%
Operating income (loss):
Operating income (loss)	$(481)	$(724)	$(936)	$(919)	$(622)	$(494)	32%
F/X impact -- favorable (unfavorable)	$(32)	$(59)	$(13)	$20	$70	$86	N/A
Operating income/loss -- Y/Y growth (decline), excluding F/X	272%	393%	71%	93%	44%	20%	N/A
Operating margin -- % of International net sales	(4.4)%	(6.3)%	(6.8)%	(5.1)%	(4.2)%	(3.4)%	N/A
Operating income (loss) -- TTM	$(1,644)	$(2,233)	$(2,629)	$(3,062)	$(3,202)	$(2,971)	33%
Operating margin -- TTM % of International net sales	(3.6)%	(4.7)%	(5.2)%	(5.6)%	(5.5)%	(4.9)%	N/A
AWS Segment:
Net sales	$3,661	$4,100	$4,584	$5,113	$5,442	$6,105	49%
Net sales -- Y/Y growth, excluding F/X	43%	42%	42%	44%	48%	49%	N/A
Net sales -- TTM	$13,314	$14,529	$15,882	$17,459	$19,240	$21,244	46%
Operating income:
Operating income	$890	$916	$1,171	$1,354	$1,400	$1,642	79%
F/X impact -- favorable (unfavorable)	$(3)	$10	$(14)	$(45)	$(89)	$(45)	N/A
Operating income -- Y/Y growth, excluding F/X	48%	26%	38%	51%	67%	84%	N/A
Operating margin -- % of AWS net sales	24.3%	22.3%	25.5%	26.5%	25.7%	26.9%	N/A
Operating income -- TTM	$3,395	$3,593	$3,903	$4,331	$4,840	$5,567	55%
Operating margin -- TTM % of AWS net sales	25.5%	24.7%	24.6%	24.8%	25.2%	26.2%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Y/Y % Change
Net Sales:
Online stores (1)	$22,826	$23,754	$26,392	$35,383	$26,939	$27,165	14%
Online stores - Y/Y growth, excluding F/X	16%	18%	22%	17%	13%	12%	N/A
Physical stores (2)			$1,276	$4,522	$4,263	$4,312	N/A
Third-party seller services (3)	$6,438	$6,991	$7,928	$10,523	$9,265	$9,702	39%
Third-party seller services - Y/Y growth, excluding F/X	36%	40%	40%	38%	39%	36%	N/A
Subscription services (4)	$1,939	$2,165	$2,441	$3,177	$3,102	$3,408	57%
Subscription services - Y/Y growth, excluding F/X	52%	53%	59%	47%	56%	55%	N/A
AWS	$3,661	$4,100	$4,584	$5,113	$5,442	$6,105	49%
AWS - Y/Y growth, excluding F/X	43%	42%	42%	44%	48%	49%	N/A
Other (5)	$850	$945	$1,123	$1,735	$2,031	$2,194	132%
Other - Y/Y growth, excluding F/X	58%	53%	58%	60%	132%	129%	N/A

Stock-based Compensation Expense
Cost of sales	$8	$12	$13	$14	$15	$19	55%
Fulfillment	$163	$261	$230	$256	$244	$320	22%
Marketing	$94	$133	$135	$148	$161	$190	42%
Technology and content	$441	$633	$595	$637	$631	$788	25%
General and administrative	$86	$119	$112	$124	$132	$151	27%
Total stock-based compensation expense	$792	$1,158	$1,085	$1,179	$1,183	$1,468	27%
Other
WW shipping costs	$4,383	$4,568	$5,401	$7,368	$6,069	$5,990	31%
WW shipping costs -- Y/Y growth	34%	36%	39%	31%	38%	31%	N/A
WW paid units -- Y/Y growth (6)	24%	27%	25%	23%	22%	17%	N/A
WW seller unit mix -- % of WW paid units (6)	50%	51%	50%	51%	52%	53%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	351,000	382,400	541,900	566,000	563,100	575,700	51%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth	43%	42%	77%	66%	60%	51%	N/A
________________________

(1)
Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes media products available in both a physical and digital format, such as books, music, videos, games, and software. These product sales include digital products sold on a transactional basis. Digital product subscriptions that provide unlimited viewing or usage rights are included in Subscription services.

(2)	Includes product sales where our customers physically select items in a store.

(3)	Includes commissions and any related fulfillment and shipping fees, and other third-party seller services.

(4)	Includes annual and monthly fees associated with Amazon Prime membership, as well as audiobook, e-book, digital video, digital music, and other non-AWS subscription services.

(5)	Primarily includes sales of advertising services, as well as sales related to our other service offerings.

(6)	Excludes the impact of Whole Foods Market.

Amazon.com, Inc.
Certain Definitions
Customer Accounts

•
References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•
References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

AWS Customers

•
References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.

Units

•
References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with AWS, certain acquisitions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Dave Fildes, amazon-ir@amazon.com	Dan Perlet, amazon-pr@amazon.com
amazon.com/ir	amazon.com/about